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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Telco Communications Group, Inc.
Chantilly, Virginia

  We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated March 25, 1994, relating to the financial statements of Telco Communications Group, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          /s/ Chase and Associates CPAs, PC

Manassas, Virginia

August 7, 1996

        9293 Corporate Circle . Manassas, Virginia 22110 . 703/361-7114
                        . METRO: 631-2244 . FAX 361-8225